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                                                                    EXHIBIT 4.13

                                 FIRST AMENDMENT

         This First Amendment (this "First Amendment") dated as of January 7, 2003 is entered into by and among Cal Dive/Gunnison Business Trust No. 2001-1, a Delaware business trust (the "Borrower"), Energy Resource Technology, Inc., a Delaware corporation (the "Beneficiary"), Cal Dive International, Inc., a Minnesota corporation (the "Parent Guarantor"), the Lenders party to the Amended and Restated Credit Agreement referred to below, and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as agent for such Lenders. The parties hereto agree as follows:

         WHEREAS, the Borrower, the Beneficiary, the Parent Guarantor, Wilmington Trust Company, a Delaware banking corporation, the Lenders party thereto, and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as agent for such Lenders, entered into that certain Amended and Restated Credit Agreement dated as of July 26, 2002 (the "Agreement"); and

         WHEREAS, the Borrower desires to issue preferred stock and in connection therewith has requested certain amendments to the Agreement; and

         WHEREAS, as a result, the parties hereto desire to amend the Agreement in certain respects as more fully described herein;

         NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the parties hereto hereby agree as follows:

         SECTION 1. DEFINED TERMS. Capitalized terms used and not otherwise defined in this First Amendment shall have the meanings attributed to them in
Article I of the Agreement.

         SECTION 2. AMENDMENT OF AGREEMENT. Upon the satisfaction of the conditions precedent set forth in Section 4 of this First Amendment but effective as of the date hereof, the Agreement shall be amended as follows:

                  (i) Article I of the Agreement is hereby amended by adding thereto between the definitions of "Appraiser" and "Approved Budget" the following new definition of "Fletcher Preferred Stock":

                           "'Approved Preferred Stock' means cumulative,
                  convertible preferred stock of the Parent Guarantor having an aggregate liquidation preference of no more than $55,000,000."

                  (ii) The definition of "Fixed Charge Coverage Ratio" set forth in Article I of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of "Fixed Charge Coverage Ratio":



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                           "'Fixed Charge Coverage Ratio' means, with reference
                  to the periods referred to below, on a consolidated basis for the Parent Guarantor and its Consolidated Subsidiaries, the ratio of Income from Operations to Interest Expense plus scheduled payments of principal plus the aggregate amount of cash dividends declared or paid on any preferred stock of the Parent Guarantor, for the three-month period ending March 31, 2002, the six-month period ending June 30, 2002, the nine-month period ending September 30, 2002, and thereafter on a rolling four-quarter basis, calculated as of the last day of each such period; provided, however, that for the three-month period being March 31, 2002 up to $3,000,000 of capitalized interest for the MARAD Debt shall not be included in calculating Interest Expense. For purposes of this definition, the interest expense on the liabilities described in Section 1(l) of Schedule 6 shall be excluded."

                  (iii) The definition of "Interest Coverage Ratio" set forth in
         Article I of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of "Interest Coverage Ratio":

                           "'Interest Coverage Ratio' means, on any day, the
                  ratio of (a) EBIT to (b) Interest Expense plus the aggregate amount of cash dividends declared or paid on any preferred stock of the Parent Guarantor for the period of four consecutive fiscal quarters of the Parent Guarantor ending on the last day of the most recent fiscal quarter of the Parent Guarantor. For purposes of this definition, the interest expense on the liabilities described in Section 1(l) of
                  Schedule 6 shall be excluded."

                  (iv) Section 6.10 is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 6.10:

                           "6.10. Dividends and Redemptions. The Parent
                  Guarantor will not, nor will it permit any of its Subsidiaries to, declare or pay any dividends or make any distributions on its capital stock or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except the following:

                                    (a) any Subsidiary of the Parent Guarantor
                           may declare and pay dividends or make distributions to the Parent Guarantor or to a Wholly-Owned Subsidiary of the Parent Guarantor;

                                    (b) the Parent Guarantor may declare and pay
                           dividends on the Approved Preferred Stock by issuing shares of its common stock;

                                    (c) the Parent Guarantor may redeem,
                           repurchase, acquire or retire shares of the Approved Preferred Stock in exchange for shares of its common stock; and

                                    (d) the Parent Guarantor may declare and pay
                           cash dividends on the Approved Preferred Stock provided that (i) both the declaration and



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                           payment of any such dividend occur within the same
                           fiscal quarter of the Parent Guarantor, (ii) no Default or Unmatured Default shall exist before or after giving effect to any such declaration for payment or be created as a result thereof, and (iii) the aggregate amount of cash dividends declared on the Approved Preferred Stock during any fiscal quarter of the Parent Guarantor does not exceed the maximum amount of cash dividends which could have been declared paid on the Approved Preferred Stock during the immediately preceding fiscal quarter of the Parent Guarantor (calculated without taking into account any of the cash dividends actually paid on the Approved Preferred Stock during such fiscal quarter) without violating either Section 11 or
                           Section 12 of Schedule 6."

                  (v) Section 6 of Schedule 6 is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new
         Section 6:

                                    "Section 6. INTENTIONALLY DELETED."

                  (vi) Section 8 of Schedule 6 is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new
         Section 8:

                           "Section 8. Agreements Restricting Liens and
                  Distributions. The Parent Guarantor will not, nor will it permit any of its Subsidiaries to, enter into any agreement which (a) except with respect to specific Cal Dive Property encumbered to secure payment of Indebtedness related to such Cal Dive Property which encumbrance and Indebtedness are permitted under Section 1 and Section 2, respectively, of this
                  Schedule IV, imposes restrictions greater than those under the Loan Documents upon the creation or assumption of any Lien upon such Cal Dive Property, revenues or assets, whether now owned or hereafter acquired, (b) limits the declaration or payment of dividends or any other distribution on any of the capital stock of, or any redemption, repurchase or other acquisition or retirement of any of the capital stock of, any of the Parent Guarantor's Subsidiaries, or (c) limits any loan or advance by any of the Parent Guarantor's Subsidiaries to the Parent Guarantor."

         SECTION 3. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to execute and deliver this First Amendment, each of the Borrower, the Beneficiary, the Parent Guarantor, the Trustee and Wilmington Trust Company hereby confirms, reaffirms and restates as of the date hereof its respective representations and warranties set forth in Article V and/or Sections 5A.1 and 5A.3 of the Agreement provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement" (including, without limitation, each such a reference included in the term "Loan Documents" and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be a collective reference to the Agreement, this First Amendment and the Agreement as amended by this First Amendment. A Default under and as defined in the Agreement as amended by this First Amendment shall be deemed to have occurred if any representation or warranty made




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pursuant to the foregoing sentence of this Section 3 shall be materially false as of the date on which made.

         SECTION 4. CONDITIONS PRECEDENT. This First Amendment and the waivers and amendments provided for herein shall become effective as of the date hereof on the date on which the Agent shall have (i) executed a counterpart of this First Amendment, and (ii) received one or more counterparts of this First Amendment executed by the Borrower, the Beneficiary, the Parent Guarantor, Wilmington Trust Company and the Required Lenders.

         SECTION 5. EFFECT ON THE AGREEMENT. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement and the other Loan Documents (i) shall remain unaltered, (ii) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (iii) are hereby ratified and confirmed in all respects. Upon the effectiveness of this First Amendment, all references in the Agreement (including references in the Agreement as amended by this First Amendment) to "this Agreement" (including, without limitation, each such a reference included in the term "Loan Documents" and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be a collective reference to the Agreement as amended by this First Amendment.

         SECTION 6. CONFIRMATION GUARANTIES. Without limiting the provisions of
Section 5 of this First Amendment, (i) the Parent Guarantor hereby (a) confirms and agrees that none of the terms of this First Amendment or any other agreement or document executed in connection herewith or contemplated herein shall release, discharge, or otherwise limit or affect in any manner any of its obligations under the Parent Guaranty, (b) confirms and agrees that the term "Credit Agreement" as used and defined in the Parent Guaranty shall mean and include the Agreement as amended by this First Amendment, and (c) ratifies and confirms the Parent Guaranty and all of its obligations thereunder, and (ii) the Beneficiary hereby (a) confirms and agrees that none of the terms of this First Amendment or any other agreement or document executed in connection herewith or contemplated herein shall release, discharge, or otherwise limit or affect in any manner any of its obligations under the Beneficiary Guaranty, (b) confirms and agrees that the term "Credit Agreement" as used and defined in the Beneficiary Guaranty shall mean and include the Agreement as amended by this First Amendment, and (c) ratifies and confirms the Beneficiary Guaranty and all of its obligations thereunder.

         SECTION 7. EXPENSES. The Borrower shall reimburse the Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this First Amendment.

         SECTION 8. ENTIRE AGREEMENT. This First Amendment, the Agreement as amended by this First Amendment and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.



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         SECTION 9. HEADINGS. The headings, captions, and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.

         SECTION 10. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS
SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         SECTION 11. INSTRUCTIONS TO TRUSTEE. By signing this First Amendment, the Beneficiary hereby (i) acting pursuant to Section 6.6 of the Trust Agreement, authorizes and directs the Trustee to execute and deliver this First Amendment, and (ii) confirms that all action taken by the Trustee in connection with this authorization and direction is covered by the indemnification, fee and expense reimbursement provisions set forth in Sections 5.2 and 5.3 of the Trust Agreement.

         SECTION 12. LIMITATION OF LIABILITY OF OWNER TRUSTEE. It is expressly understood and agreed by and among the parties hereto that, except as otherwise expressly provided in Section 3 hereof or therein, this First Amendment is executed by Wilmington Trust Company, not individually or personally but solely as Trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such Trustee, that each and all of the representations, undertakings and agreements herein or therein made on the part of the Trustee or the Borrower are intended not as personal representations, undertakings and agreements by Wilmington Trust Company, or for the purpose or with the intention of binding Wilmington Trust Company, personally, but are made and intended for the purpose of binding only the Trust Estate, that nothing herein contained shall be construed as creating any liability of Wilmington Trust Company, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of Wilmington Trust Company, to perform any covenant either express or implied contained herein or in the other Loan Documents to which the Trustee or the Borrower is a party, and that so far as Wilmington Trust Company is concerned, any Person shall look solely to the Trust Estate for the performance of any obligation hereunder or thereunder or under any of the instruments referred to herein or therein; provided, however, that nothing contained in this Section shall be construed to limit in scope or substance the general corporate liability of Wilmington Trust Company, expressly provided (i) to the Certificate Holders under the Trust Agreement, (ii) in respect of those representations, warranties, agreements and covenants of Wilmington Trust Company expressly set forth in Section 3 hereof, or (iii) pursuant to the Trust Agreement, for the gross negligence or willful misconduct of Wilmington Trust Company or to exercise the same degree of care and skill as is customarily exercised by similar institutions in the receipt and disbursement of moneys actually received by it in accordance with terms of the Loan Documents under similar circumstances.

         SECTION 13. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this First Amendment by signing any such counterpart.



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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

                                       CAL DIVE/GUNNISON BUSINESS TRUST
                                       No. 2001-1

                                       By:  Wilmington Trust Company, not in its
                                            individual capacity, but solely as
                                            trustee of Cal Dive/Gunnison
                                            Business Trust No. 2001-1

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                       WILMINGTON TRUST COMPANY,
                                       in its individual capacity to the extent expressly provided herein

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------


                                       ENERGY RESOURCE TECHNOLOGY, INC.

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------


                                       CAL DIVE INTERNATIONAL, INC.

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------


                                       BANK ONE, NA,
                                       Individually and as Agent

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------



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